Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82125 and 333-17533) of Portola Packaging, Inc. of our report dated November 3, 2004, except for the fifth paragraph of Note 8 and the second paragraph of Note 18 as to which the date is November 24, 2004, relating to the financial statements and our report dated November 3, 2004 relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

December 13, 2004